SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 27, 2004

                               STATE BANCORP, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

             New York                      0-14874           11-2846511
     --------------------------------------------------------------------------
     (State or other jurisdiction of     (Commission       (I.R.S. Employer
      incorporation or organization)      File Number)      Identification No.)

           699 Hillside Avenue, New Hyde Park, NY            11040-2512
         ---------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number including area code: (516) 437-1000
                                                           --------------
                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

At a meeting held on September 27, 2004, the Registrant's Board of Directors unanimously voted to increase the number of directors from ten members to thirteen members and unanimously elected the following persons to serve until the next annual meeting of shareholders: K. Thomas Liaw, Gerard J. McKeon and Andrew J. Simons. The Board did not immediately appoint the new directors to serve on any committees, but may do so in the future. The new directors were also elected to the Board of Directors of State Bank of Long Island, the Registrant's sole operating subsidiary.

There are no arrangements or understandings between any of the new directors and any other persons pursuant to which the selection of such director was made. None of them are a party to any transactions or relationships within the meaning of Item 404(a) of Regulation S-K involving the Registrant or any of its subsidiaries.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1 Press release issued by the Registrant on September 30, 2004 announcing the September 27, 2004 election of three new members to its Board of Directors


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      STATE BANCORP, INC.


DATE:    October 1, 2004


                                      By: s/Brian K. Finneran
                                          --------------------------------------
                                          Brian K. Finneran, Secretary/Treasurer